Exhibit 10(g)

PROPERTY MANAGEMENT SERVICES AGREEMENT

     AGREEMENT, entered into this 1st day of July, 2003 by and between Kimball International, Inc., an Indiana corporation with principal offices located at 1600 Royal Street, Jasper, Indiana 47549 (hereinafter "KIMBALL"), and Ronald J. Thyen (hereinafter "Ron").

     WHEREAS, KIMBALL requires property management services regarding mineral, hunting, and gas leases for its woodland properties and specifically those properties located in Sturgis and Lapland, Kentucky (hereinafter all such services referred to as the "Work"), and;

     WHEREAS, KIMBALL desires to engage Ron, and

     WHEREAS, Ron had begun such work prior to his retirement from Kimball in June 2003 and thus uniquely possesses the requisite expertise and experience to properly complete the Work.

     NOW THEREFORE, it is hereby agreed by the parties as follows;

  Performance of Work/Compensation

  Ron agrees to complete the Work to KIMBALL's reasonable satisfaction. Ron will make periodic reporting to the Chief Executive Officer of KIMBALL regarding the progress of the Work. Ron will be compensated for performing the Work at the rate of $175 per hour plus reasonable expenses and will submit monthly statements for the Work performed and expenses incurred.

  Safety

  Ron shall assume all risk for any accidents or injuries suffered by him in performance of the Work.

  Independent Contractor Status

  Nothing in this Agreement shall be construed as establishing an employment, partnership or agency relationship between Ron and KIMBALL.

  Governing Law

  The parties hereto expressly agree that all disputes, controversies or claims arising hereunder, and the interpretation of any of the provisions or the performance called for hereunder, shall be governed and determined by the laws of the State of Indiana, and any suit or action at law or in equity involving a dispute, controversy or claim arising hereunder shall be brought and maintained by either party in a federal or state court located in the State of Indiana only.

  Term

  The term of this Agreement shall be two (2) years. However, either party may terminate this Agreement at any time for any reason upon thirty (30) days written notice to the other.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

RONALD J. THYEN	Kimball International, Inc.

("RON")	("KIMBALL")

/s/ Ronald J. Thyen	/s/ Douglas A. Habig

Douglas A. Habig
Chief Executive Officer